Exhibit 10.2

[FORM OF]

NON-COMPETITION AGREEMENT

This Non-Competition Agreement dated September __, 2009 (the "Non-Competition Agreement"), is by and among RCI Entertainment (North FW), Inc., a Texas corporation, (“RCI Entertainment“) and David “Skeeter” Wells, an individual residing in Texas (“Wells”).

W I T N E S S E T H:

WHEREAS, Wells, together with Jerry Wayne Godsey (“Godsey”), Chris A. Hutchinson (“Hutchinson”), George Clifton Henthorn (“Henthorn”) (Wells, Godsey, Hutchinson and Henthorn are referred to collectively herein as the “Sellers”), own 100% of the outstanding shares of common stock of Cabaret North, Inc., a Texas corporation (the “Company”), which owns and operates an adult entertainment cabaret known as Cabaret North (the “Club”) located at 5316 Superior Parkway, Fort Worth, Texas 76106; and

WHEREAS, the parties entered into a Stock Purchase Agreement dated September __, 2009, between Wells, Godsey, Hutchinson, Henthorn, the Company and RCI Entertainment (the “Stock Purchase Agreement”), pursuant to which the Sellers have agreed to sell to RCI Entertainment 100% of the outstanding shares of common stock of the Company (the “Transaction”); and

WHEREAS, Wells will benefit from the Transaction; and

WHEREAS, in connection with the Transaction, RCI Entertainment has agreed to pay Wells cash consideration, as more fully described in the Stock Purchase Agreement; and

WHEREAS, RCI Entertainment requires that Wells enter into this Non-Competition Agreement as a condition to RCI Entertainment entering into the Transaction; and

WHEREAS, to induce RCI Entertainment to enter into the Stock Purchase Agreement and to complete the Transaction, Wells agreed to enter into this Non-Competition Agreement; and

NOW, THEREFORE, in consideration of the premises, the closing of the Transaction and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Wells and RCI Entertainment agree as follows:

1.            Covenants.     For a period of five (5) years from the date of execution hereof (such five (5) year period being referred to herein as the “Restricted Period”), Wells shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, investor or in any other individual or representative capacity, whether for compensation or not:

(a)
Own, or have any rights of conversion to own, or share in the earnings of, carry on, manage, operate, control, be engaged in, render services to or solicit customers for any business engaged in the operation of an establishment featuring live female nude or semi-nude entertainment within Tarrant County, Texas or any adjacent county (the “Prohibited Area”); or

(b)
Solicit or induce, or attempt to solicit or induce, wherever located, any employee, independent contractor, or agent or consultant of the Company, the Club, RCI Entertainment or any of their affiliates to leave his or her employment or terminate his or her agreement or relationship with the Company, the Club, RCI Entertainment or any of their affiliates.

2.	Wells’ Acknowledgments and Agreements. Wells acknowledges and agrees that:

(a)
Due to the nature of the Company and RCI Entertainment’s business, the foregoing covenants place no greater restraint upon Wells than is reasonably necessary to protect the business and goodwill of the Company and RCI Entertainment;

(b)	These covenants protect a legitimate interest of the Company and RCI Entertainment and do not serve solely to limit the future competition of the Company or RCI Entertainment;

(c)	This Non-Competition Agreement is not an invalid or unreasonable restraint of trade;

(d)	A breach of these covenants by Wells would cause irreparable damage to the Company and RCI Entertainment;

(e)	These covenants will not preclude Wells from obtaining reasonable business relationships or becoming gainfully employed following the closing of the Stock Purchase Agreement;

(f)
These covenants are reasonable in scope and are reasonably necessary to protect the business and goodwill and valuable and extensive trade which the Company and RCI Entertainment have established through their own expense and effort;

(g)	The signing of this Non-Competition Agreement is necessary as part of the consummation of the Transaction previously discussed; and

(h)
Wells has carefully read and considered all provisions of this Non-Competition Agreement and that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of the Company and RCI Entertainment.

3.            Remedies, Injunction.  In the event of Well’s actual breach of any provisions of this Non-Competition Agreement, Wells agrees that the Company and RCI Entertainment shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining Wells from violating the provisions herein.  Nothing in this Non-Competition Agreement shall be construed to prohibit the Company or RCI Entertainment from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Wells.  Wells further agrees that, for the purpose of any such injunction proceeding, it shall be presumed that the Company’s and RCI Entertainment's legal remedies would be inadequate and that the Company and RCI Entertainment would suffer irreparable harm as a result of Wells’ violation of the provisions of this Non-Competition Agreement.

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4.            Severability.  In the event that any of the provisions of this Non-Competition Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Non-Competition Agreement.  In the event that any provision relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction.  Wells further agrees that such covenants and/or any portion thereof are severable, separate and independent, and should any specific restriction or the application thereof, to any person, firm, corporation, or situation be held to be invalid, that holding shall not affect the remainder of such provisions or covenants.

5.             General Provisions.

(a)
Notices.  Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested or by a recognized overnight delivery service.  Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change their address by written notice in accordance with this Paragraph 5(a).  A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.

If to RCI Entertainment:	Eric Langan, President
10959 Cutten Road
Houston, Texas 77066

With a copy to:	Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007

If to Wells:	David “Skeeter” Wells

With a copy to:	Steven H. Swander
Law Office of Steven H. Swander
505 Main Street, #250
Fort Worth, Texas 76102

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(b)
Law Governing Non-Competition Agreement and Venue.  This Non-Competition Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.  In any action between or among any of the parties, whether arising out of this Non-Competition Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Harris County, Texas.

(c)
Contract Terms to be Exclusive.  This Non-Competition Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties with respect to the Seller’s and Wells’ agreement not to compete with the Company and RCI Entertainment.

(d)
Waiver or Modification Ineffective Unless in Writing.  It is further agreed that no waiver or modification of this Non-Competition Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by each of the parties hereto and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding or litigation between the parties hereto arising out of or affecting this Non-Competition Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed by each of the parties hereto.

(e)
Assignment.  The rights and benefits of the Company and RCI Entertainment under this Non-Competition Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and RCI Entertainment.  The rights of Wells hereunder are personal and nontransferable except that the rights and benefits hereof shall inure to the benefit of the heirs, executors and legal representatives of Wells.

(f)	Binding Effect. Except as otherwise provided herein, this Non-Competition Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g)
Execution.  This Non-Competition Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Non-Competition Agreement has been executed as of the ___ day of September, 2009.

RCI ENTERTAINMENT (NORTH FW), INC.

By:
Eric Langan, President

DAVID “SKEETER” WELLS, Individually

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